                                                                   EXHIBIT 10.52

                             MODIFICATION AGREEMENT

         THIS MODIFICATION AGREEMENT ("Modification Agreement") is made and entered into as of this ____ day of March 2001, by and between GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), the other Lenders (as defined below), U.S. Plastic Lumber Ltd. and The Eaglebrook Group, Inc., each a Delaware corporation with its chief executive office located at 2300 W. Glades Road, Suite 440, Boca Raton, Florida 33431 and 2600 W. Roosevelt Road, Chicago, Illinois 60608, respectively (jointly, severally and collectively, "Debtor"), and U.S. Plastic Lumber Corp., a Nevada corporation with its chief executive office located at 2300 W. Glades Road, Suite 440, Boca Raton, Florida 33431 ("Guarantor").

                                    RECITALS

           WHEREAS, GE Capital and the Debtor entered into that certain Master Security Agreement dated as of February 24, 2000 (the "Master Security Agreement"), pursuant to which Debtor agreed to grant to GE Capital and its successors and assigns a security interest in any and all property listed on any Collateral Schedule now or thereafter executed pursuant thereto, in order to secure, among other things, the payment and performance of certain Promissory Notes executed from time to time and identified on such Collateral Schedules.

           WHEREAS, GE Capital, The CIT Group/Equipment Financing, Inc., HSBC Business Credit (USA) f/k/a HSBC Business Loans, Inc., People's Capital and Leasing Corp. and Safeco Credit Company, Inc. (collectively with GE Capital, the "Lenders") have each made loans to Debtor, which loans are evidenced by certain Promissory Notes issued by Debtor to such Lender (whether initially documented in Lender's name or assigned to Lender by GE Capital) (collectively, the "Promissory Note") and secured by certain Collateral Schedules executed by Debtor pursuant to the Master Security Agreement (collectively, the "Collateral Schedules")

           WHEREAS, pursuant to that certain Corporate Guaranty dated February 24, 2000 (the "Guaranty"), in favor of GE Capital and its successors and assigns, the Guarantor guaranteed all of Debtor's obligations, now and hereafter arising, pursuant to the Master Security Agreement, the Promissory Notes and the Collateral Schedules.

           WHEREAS, an Event of Default has occurred under Section 7(n) of the Master Security Agreement since the Guarantor has failed to maintain a Minimum Tangible Net Worth equal to or greater than the amounts required thereunder.

           WHEREAS, Debtor and Guarantor have requested that GE Capital and the other Lenders waive such Event of Default and modify the Master Security Agreement pursuant to the terms and conditions set forth herein.

           WHEREAS, GE Capital and the other Lenders are willing to waive such Event of Default and modify the Master Security Agreement pursuant to the terms and conditions set forth herein.

           NOW THEREFORE, in consideration of these premises and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereby agree as follows:

I. ACKNOWLEDGMENTS, REPRESENTATIONS AND COVENANTS: Debtor and Guarantor hereby represent, acknowledge, warrant and covenant to GE Capital and the other Lenders that:

           1) The recitals set forth above are true and accurate. Capitalized terms used herein without definition shall have the meanings given to such terms in the Master Security Agreement and the Promissory Note.

           2) The Master Security Agreement, the Promissory Notes, the Collateral Schedules and the Guaranty are duly executed, binding obligations of Debtor and Guarantor, as the case may be, are in full force and effect and have not been terminated.

         3) Debtor and Guarantor have adequate power and capacity to enter into this Modification Agreement.

          4) The entry into and performance by Debtor and Guarantor of their respective obligations under this Modification Agreement, the Master Security Agreement, the Promissory Notes, the Collateral Schedules and the Guaranty do not (i) violate any judgment, order, law or regulation applicable to Debtor or Guarantor, as the case may be; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any unit of Collateral or any other assets of Debtor or Guarantor pursuant to any indenture, security agreement, deed of trust, bank loan or credit agreement or other instrument (other than the Master Security Agreement) to which Debtor or Guarantor is a party.

          5) There are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Debtor or Guarantor, which will have a material adverse effect on the ability of Debtor or Guarantor to fulfill their respective obligations under this Modification Agreement, the Master Security Agreement, the Promissory Notes, the Collateral Schedules or the Guaranty.

          6) The consolidated financial statements of Guarantor and its subsidiaries, heretofore delivered to the Lenders accurately present the financial position of Guarantor and its subsidiaries, as of the date of delivery, and there has been no material adverse change in the financial condition of Guarantor and its subsidiaries since the date of such financial statements.

          7) Each of Debtor and Guarantor agrees that, notwithstanding any provision to the contrary herein, it will continue to fulfill any and all of its duties and obligations under the Master Security Agreement, the Promissory Notes, the Collateral Schedules and the Guaranty except as those duties and obligations are expressly modified by this Modification Agreement.

II. WAIVER, MODIFICATION, ETC.

           1) Solely to the extent relating to Collateral Schedules and Promissory Notes that are in the name of, or have been assigned to, such Lender, each Lender hereby waives the Event of Default referred to in the recitals above solely to the extent relating to the financial reporting period ending December 31, 2001. This waiver only applies to such financial reporting period and shall not apply to any other time period for such covenant, whether now or hereafter existing.

2) In the event the indebtedness evidenced by that certain Credit Agreement dated as of November 13, 2000 (as heretofore and hereafter amended, the "Credit Agreement"), by and among Guarantor, the financial institutions listed therein (the "Banks") and Bank of America, N.A., as agent (the "Agent") is refinanced or replaced by the Banks, the Agent or any other party on or before January 2, 2002, on the date of such refinancing or replacement, Debtor shall pay to each Lender under each Promissory Note that is in the name of, or has been assigned to, such Lender, a prepayment of principal in the amount of 10% of the original principal amount of each such Promissory Note. In addition, on April 2, 2002, Debtor shall pay to each Lender under each Promissory Note that is in the name of, or has been assigned to, such Lender, a prepayment of principal in the amount of 10% of the original amount of each such Promissory Note.

          3) In the event the indebtedness evidenced by the Credit Agreement is not refinanced or replaced by the Banks, the Agent or any other party on or before January 2, 2002, on January 2, 2002, Debtor shall pay to each Lender under each Promissory Note that is in the name of, or has been assigned to, such Lender, a prepayment of principal in the amount of 10% of the original principal amount of each such Promissory Note. In addition, on April 2, 2002, Debtor shall pay to each Lender under each Promissory Note that is in the name of, or has been assigned to, such Lender, a prepayment of principal in the amount of 10% of the original amount of each such Promissory Note.

4) Each Promissory Note is hereby amended so that commencing with the Periodic Installment due during May 2002 under each Promissory Note, the outstanding principal balance under each Promissory Note shall be paid in forty-eight (48) consecutive monthly Periodic Installments each in an amount equal to 1/48th of the outstanding principal balance of each such Promissory Note plus interest at the Contract Rate. Interest shall continue to accrue and be payable at the Contract Rate specified in each such Promissory Note in accordance with the terms thereof. Debtor hereby agrees to execute and deliver any and all modifications, supplements or other documents requested by the Lenders to evidence the foregoing modification of the Periodic Installments.

         5) Section 7(n) of the Master Security Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                 "(n) If Guarantor fails to maintain at all times during the term of this Agreement and any Schedule, a Minimum Tangible Net Worth equal to or greater than the following amounts during the following periods: (i) the sum of Forty-Five Million Dollars ($45,000,000.00) plus seventy-five percent (75%) of the after tax gain recognized by Guarantor on the sale of any businesses or divisions of Guarantor plus fifty percent (50%) of Guarantor's after tax Net Income for the quarterly period ending March 31, 2001, (ii) Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000.00) plus seventy-five percent (75%) of the after tax gain recognized by Guarantor on the sale of any businesses or divisions of Guarantor plus fifty percent (50%) of Guarantor's after tax Net Income for the quarterly period ending June 30, 2001, (iii) Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000.00) plus seventy-five percent (75%) of the after tax gain recognized by Guarantor on the sale of any businesses or divisions of Guarantor plus fifty percent (50%) of Guarantor's after tax Net Income for the quarterly period ending September 30, 2001, (iv) Fifty Million Dollars ($50,000,000.00) plus seventy-five percent (75%) of the after tax gain recognized by Guarantor on the sale of any businesses or divisions of Guarantor plus fifty percent (50%) of Guarantor's after tax Net Income for the quarterly period ending December 31, 2001, and
          (v) Fifty-Two Million Five Hundred Thousand Dollars ($52,500,000.00) plus seventy-five percent (75%) of the after tax gain recognized by Guarantor on the sale of any businesses or divisions of Guarantor plus fifty percent (50%) of Guarantor's after tax Net Income at all times thereafter. For the purposes of this Section 7(n), "Minimum Tangible Net Worth" shall mean Stockholders Equity minus Intangible Assets. Capitalized terms used in this Section 7 (n) shall be defined and calculated in accordance with generally accepted accounting principles.

                 (o) The debt evidenced by that certain Credit Agreement dated as of November 13, 2000, as now and hereafter amended, by and among Guarantor, the financial institutions listed therein and Bank of America, N.A., as agent, or any replacement or successor agreement thereof (whether by a refinancing or otherwise), or any other obligation for borrowed money in excess of Three Million Dollars ($3,000,000.00), is accelerated or becomes due prior to its stated date of maturity."

         6) Within forty-five (45) days after the end of each fiscal quarter of Guarantor, Guarantor will furnish to GE Capital and each of the other Lenders a certificate of the Chief Financial Officer of Guarantor setting forth the computations in reasonable detail and satisfactory to GE Capital and each such Lender demonstrating compliance with the Minimum Tangible Net Worth covenant set forth in Section 7(n) of the Master Security Agreement for the preceding fiscal quarter, and to the effect that such officer has not become aware of any Event of Default that has occurred and is continuing under the Master Security Agreement.

         7) As a condition to each Lender's execution and delivery of this Modification Agreement, the Debtor shall pay to GE Capital a modification fee in the amount of $50,000.00, which fee shall be distributed to each Lender on a pro-rata basis based on each Lender's aggregate outstanding balance under the Promissory Notes.

         8) Debtor hereby agrees that on or before May 15, 2001, it shall provide to GE Capital and each other Lender a copy of the appraisal currently being completed by Great American Appraisal on all the Collateral described in the Collateral Schedules. In addition, each Lender reserves the right to request its own appraisal of the Collateral at any time and all the costs and expenses of such appraisals shall be borne solely by the Debtor.

III. REMAINING TERMS TO CONTINUE IN EFFECT

           1) Except as expressly modified herein, the conditions and terms of the Master Security Agreement, the Promissory Notes, the Collateral Schedules and the Guaranty shall continue in full force and effect in accordance with their original terms and conditions.

           2) All Exhibits referenced herein and attached hereto are incorporated herein by reference.

           3) If this Modification Agreement is deemed unenforceable in any respect, then and in such case the parties agree that the Master Security Agreement the Promissory Notes, Collateral Schedules and the Guaranty shall be enforceable in accordance with their original terms and conditions as if this Modification Agreement had never been executed.

           4) Debtor hereby certifies, agrees and acknowledges that the Collateral is installed and fully operational and is now and will continue to be used and in the conduct of Debtor's business.

         5) Time is of the essence.

          6) Notwithstanding anything herein or in any other document to the contrary, GE Capital and each of the other Lenders hereby reserves all of its rights and remedies now or hereafter available to it under the Master Security Agreement, the Promissory Notes and the Guaranty and its failure to exercise any of such rights and remedies at this time or any other time shall not preclude GE Capital or any such Lender from doing so at any time in the future. Neither GE Capital's nor any other Lender's execution of this Agreement is, or shall be deemed to be, a waiver of any Event of Default, whether now or hereafter arising (other than the Event of Default described in the recitals above).

          7) This Modification Agreement shall be binding upon and shall inure to the benefit of all the parties hereto and their respective administrators, successors and permitted assigns.

          8) This Modification Agreement shall not modify or affect in any way the Master Security Agreement to the extent relating to Promissory Notes and Collateral Schedules that are in the name of, or have been assigned to Siemens Credit Corporation, or such Promissory Notes or Collateral Schedules themselves.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have caused this Agreement to be executed by their respective duly authorized representatives as of the day first above-written.

U.S. PLASTIC LUMBER  LTD.

By: /s/ MICHAEL D. SCHMIDT
   ------------------------
Title: TREASURER
       --------------------

THE EAGLEBROOK GROUP, INC.

By: /s/ MICHAEL D. SCHMIDT
   ------------------------
Title: TREASURER
       --------------------

U.S. PLASTIC LUMBER CORP.

By: /s/ JOHN W. POLING
   ------------------------
Title: CFO
       --------------------

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ KUER SCHEFLEIN
   ------------------------
Title:  RISK ANALYST
       --------------------

THE CIT GROUP/EQUIPMENT FINANCING, INC.
By: /s/ SUSAN WILLIAMS
   ------------------------
Title: SENIOR CREDIT ANALYST
       --------------------

SAFECO CREDIT COMPANY, INC.

By: /s/ RON KOENIER
   ------------------------
Title:  DIVISION ASST. V.P.
       --------------------

HSBC BUSINESS CREDIT (USA) INC.

By: /s/ MARK HUNTERBEIN
   ------------------------
Title:  VICE PRESIDENT
       --------------------

PEOPLE'S CAPITAL AND LEASING CORP.


By: /s/ FRANK FONSECA
   ------------------------
Title:  ASSISTANT V.P.
       --------------------

                           AMENDMENT TO LOAN DOCUMENTS

         THIS AMENDMENT TO LOAN DOCUMENTS (the "Amendment") is made this 30th day of March, 2001, by and among U.S. PLASTIC LUMBER LTD., a Delaware corporation, THE EAGLEBROOK GROUP, INC., a Delaware corporation (collectively, the "Debtor") and SIEMENS FINANCIAL SERVICES, INC., a Delaware corporation, formerly known as Siemens Credit Corporation (the "Secured Party").

         WHEREAS, Debtor and Secured Party are parties to certain credit facilities, as evidenced by and set forth in:

                  (a) Master Security Agreement dated February 24, 2000 by and among Debtor and Secured Party, as assignee of General Electric Credit Company (the "Master Agreement"), solely as it relates to the following
         Schedules:

                           (1) Collateral Schedule IN-1 to Master Security
                  Agreement dated as of February 24, 2000 ("Schedule IN-1");

                           (2) Collateral Schedule IN-2 to Master Security
                  Agreement dated as of February 24, 2000 ("Schedule IN-2");

                           (3) Collateral Schedule FL-1 to Master Security
                  Agreement dated as of February 24, 2000 ("Schedule FL-1");

                           (4) Collateral Schedule FL-2 to Master Security
                  Agreement dated as of February 24, 2000 ("Schedule FL-2");

                           (5) Collateral Schedule FL-3 to Master Security
                  Agreement dated as of February 24, 2000 ("Schedule FL-3");

                  (b) Promissory Note dated March 13, 2000 in the original principal amount of One Hundred Five Thousand Four Hundred Twenty-One ($105,421.00) Dollars ("Note I");

                  (c) Promissory Note dated March 13, 2000 in the original principal amount of Five Hundred Seventy-Eight Thousand One Hundred Seventy-Four ($578,174.00) Dollars ("Note II");

                  (d) Promissory Note dated March 13, 2000 in the original principal amount of Four Hundred Forty-One Thousand One Hundred Seventy-Nine ($441,179.00) Dollars ("Note III");

                  (e) Promissory Note dated April 7, 2000 in the original principal amount of One Hundred Thirty-Three Thousand Eight Hundred Ten ($133,810.00) Dollars ("Note IV"); and

                  (f) Promissory Note dated April 18, 2000 in the original principal amount of One Million Two Hundred Ninety-Two Thousand Nine Hundred Seventy-Nine ($1,292,979.00) Dollars ("Note V");

         WHEREAS, (a) the Master Agreement, Schedule IN-1, Schedule IN-2, Schedule FL-1, Schedule FL-2 and Schedule FL-3 are collectively referred to as the "Security Agreements", (b) Note I, Note II, Note III, Note IV and Note V are collectively referred to as the "Notes", and (c) the Security Agreements, the Notes, and any and all other documents, instruments, writings and agreements related thereto are collectively and individually referred to as the "Loan Documents" (capitalized terms used, but not specifically defined, herein shall have the meaning provided for such terms in the Loan Documents); and

         WHEREAS, to induce Secured Party to enter into the Loan Documents, U.S. Plastic Lumber Corp. (the "Guarantor") guaranteed the due, regular and punctual payment and performance of all obligations of Debtor to Secured Party including, without limitation, the obligations set forth in and evidenced by the Loan Documents, pursuant to that certain Corporate Guaranty dated February 24, 2000 (the "Guaranty") issued by Guarantor in favor of Secured Party, as assignee of General Electric Capital Corporation; and

         WHEREAS, the Obligated Parties (collectively, the "Obligated Parties") have requested that the Secured Party (a) waive, as of December 31, 2000, the Event of Default that has occurred pursuant to Section 7(n) of the Security Agreements (the "Existing Event of Default") and (b) amend Section 7(n) and otherwise amend certain terms and conditions of the Loan Documents ; and

         WHEREAS, to induce the Secured Party to waive the Existing Event of Default and to otherwise amend certain terms and conditions of the Loan Documents, the Obligated Parties have offered to execute and deliver this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secured Party and the Debtor agree as follows:

         1. WAIVER BY SECURED PARTY. In consideration of and subject to compliance by the Obligated Parties with the terms and conditions of this Amendment, the Secured Party hereby agrees to and does waive, as of December 31, 2000 only, the Event of Default resulting from a breach of the financial performance covenant set forth in Section 7(n) of the Security Agreements. This waiver is given as a one-time accommodation only, and Secured Party shall have no obligation to grant any other or further waivers of any Events of Default under the Loan Documents.

         2. ESTOPPEL. The Obligated Parties acknowledge and reaffirm that their obligations to the Secured Party as set forth in and evidenced by the Loan Documents, as amended herein, and by the Guaranty are due and owing by the Obligated Parties to the Secured Party without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof. To the extent that any defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, the Obligated Parties waive and release the Secured Party from the same.

         3. WAIVER AND RELEASE OF CLAIMS AND DEFENSES BY OBLIGATED PARTIES. The Obligated Parties hereby waive and release all claims and demands of any nature whatsoever that they now have or may have against the Secured Party and each of its directors, officers, employees, affiliates, attorneys and agents, whether arising under the Loan Documents or the Guaranty, or as a result of any acts or omissions of the Secured Party, or any of its directors, officers, employees, affiliates, attorneys or agents, or otherwise, and whether known or unknown, existing as of the date of the execution of this Amendment, and further waive and release any and all defenses of any nature whatsoever to the payment of the Indebtedness (as such term is defined in the Security Agreements) and to the Obligations (as such term is defined in the Corporate Guaranty dated February 24, 2000) or the performance of their obligations under Loan Documents and the Guaranty.

         4. PRINCIPAL REDUCTIONS/MANDATORY PREPAYMENTS.

         4.1 (a) Debtor shall, simultaneously with the execution and delivery of this Amendment, make a lump sum principal payment to Secured Party in an amount equal to Fifty Thousand ($50,000.00) Dollars.

                  (b) Debtor further agrees that additional principal payments shall be due and payable as follows:

                  (1)      Fifty Thousand ($50,000.00) Dollars on April 30,
                           2001;

                  (2)      Fifty Thousand ($50,000.00) Dollars on May 31, 2001;

                  (3)      Fifty Thousand ($50,000.00) Dollars on June 29, 2001;

                  (4)      Fifty Thousand ($50,000.00) Dollars on July 31, 2001;
                           and

                  (5) Five Hundred Thousand ($500,000.00) Dollars on January 2, 2002.

                  (c) In the event the Debtor shall, at any time during the term of the Loan Documents, sell, lease, assign, transfer or otherwise dispose of assets (other than sales of inventory or collection of accounts receivable in the ordinary course of business of Debtor) which, individually or in the aggregate, equals or exceeds Twenty Million ($20,000,000.00) Dollars (based upon the Debtor's cost of or gross selling price of such assets), then no later than ninety (90) days thereafter, without notice or demand by Secured Party, Debtor shall make an additional mandatory prepayment of principal in an amount equal to Two Hundred Fifty Thousand ($250,000.00) Dollars.

         4.3 The prepayments and principal reductions described in this Section 4 shall be applied to the installments of principal due under the Notes, pro-rata based upon the original principal balance of each of the Notes, in the inverse order of maturity and shall not alter or postpone the amount or due date of any subsequent installment of principal and interest thereunder.

         5. AMENDED TERMS OF LOAN DOCUMENTS.

                  5.1 As of the date hereof, Section 7(n) of the Security Agreements is amended by the addition of the following at the end of the first sentence thereof:

                  "; notwithstanding anything contained in this Section 7(n) to the contrary, (1) the foregoing Minimum Tangible Net Worth levels shall apply from the date hereof through and including December 31, 2000 and as at March 31, 2002 until the Indebtedness of Debtor to Secured Party is fully paid and satisfied and (2) the following Minimum Tangible Net Worth levels shall apply during the following periods: (i) Forty-Five Million ($45,000,000) Dollars as at March 31, 2001, (ii) Forty-Seven Million Five Hundred Thousand ($47,500,000) Dollars as at June 30, 2001 and as at September 30, 2001, (iv) Fifty Million ($50,000,000) Dollars as at December 31, 2001."

                  5.2 Section 7 of the Security Agreements is amended by the addition of the following subsection (o) to read in its entirety as follows:

                  "(o) any refinancing or other termination of the Credit Agreement dated as of June 30, 2000, as amended, by and among the Debtor, the financial institutions listed thereon and Bank of America, N.A., as administrative agent."

                  5.3 Section 8(a) of the Security Agreements is amended by the addition of the following sentence to read in its entirety as follows:

                  "Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 7(o), the Indebtedness shall become and be automatically due and payable, with or without notice from or demand by Secured Party and Secured Party shall be entitled to interest at the default rate described in the preceding sentence."

                  5.4 Debtor and Secured Party acknowledge and agree that as of January 2, 2002, following receipt and application by Secured Party of all mandatory prepayment and principal reductions, the regularly scheduled principal payments under the Notes shall automatically adjust, based upon the then remaining outstanding principal balance of the Notes, to fully amortize such principal balance, on a straight line basis, plus interest, over the immediately succeeding forty-eight (48) months. Payments of principal plus interest shall continue to be due and payable monthly, on the due dates for such payments set forth in the Notes. The outstanding principal balance of the obligations evidenced by the Notes, as indicated by Secured Party's books and records, shall be conclusive evidence of such balance, absent manifest error. Debtor shall execute such documents, instruments, writings and agreements requested by Secured Party from time to time to more fully carry out the intent and purpose of this Section 5.4.

         6. LEGAL FEES AND EXPENSES. The Obligated Parties shall pay on demand all legal fees, recording expenses and other reasonable and necessary disbursements of the Secured Party incident to the preparation, execution and delivery of this Amendment.

         7. NO PREFERENTIAL TREATMENT. The Obligated Parties have not entered into this Amendment to provide any preferential treatment to the Secured Party or any other creditor of the Obligated Parties. The Obligated Parties do not intend to file for protection or seek relief under the United States Bankruptcy Code or any similar federal or state law providing for the relief of debtors.

         8. AUTOMATIC STAY. In consideration of the agreements contained in this Amendment, the Obligated Parties agree that, in the event the Obligated Parties, any other guarantor of the obligations of the Debtor to the Secured Party or any of the persons or parties constituting any of the foregoing, shall:

                  (a) file with any bankruptcy court of competent jurisdiction or be the subject of a petition under Title 11 of the United States Code, as amended (the "Bankruptcy Code");

                  (b) be the subject of any order for relief under the Bankruptcy Code;

                  (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

                  (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator; or

                  (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

the Secured Party shall thereupon be entitled and the Obligated Parties irrevocably consent to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, any similar provision under any other federal or state law, statute, rule, regulation or ordinance, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Secured Party herein, in the Loan Documents, in the Guaranty, or in any other documents or instruments executed and delivered in connection therewith and as otherwise provided by law, and the Obligated Parties irrevocably waive any right to object to such relief and will not contest any motion by the Secured Party seeking relief from the automatic stay.

         9. LEGAL REPRESENTATION. Each of the parties hereto acknowledge that they have been represented by independent legal counsel in connection with the execution of this Amendment, that they are fully aware of the terms and conditions contained herein, and that they have entered into and executed the within Agreement as a voluntary action and without coercion or duress of any kind.

         10. PARTIAL INVALIDITY; NO REPUDIATION. If any of the provisions of this Amendment shall contravene or be held invalid under the laws of any jurisdiction, this Amendment shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions in this Amendment shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Amendment in any jurisdiction. The parties hereto acknowledge and agree that the provisions of this Amendment constitute a reasonable, fair and equitable agreement concerning the Obligations of the Debtor to the Secured Party.

         11. INDEMNIFICATION. The Obligated Parties hereby agree to and do indemnify and hold the Secured Party and each of its directors, officers, employees, affiliates, attorneys and agents harmless from and against any and all liabilities which may be imposed on, incurred by or asserted against the same in any manner relating to or arising out of the Loan Documents, the Guaranty, this Amendment, or any act, event or transaction related to, attendant to or preceding the execution of this Amendment.

         12. REAFFIRMATION OF LOAN DOCUMENTS AND GUARANTY. The Obligated Parties hereby agree with, reaffirm and acknowledge the representations and warranties contained in the Loan Documents and the Guaranty. Furthermore, the Obligated Parties represent that the representations and warranties contained in the Loan Documents and the Guaranty continue to be true and in full force and effect. This agreement, reaffirmation and acknowledgment is given to the Secured Party by the Obligated Parties without defenses, set-offs, recoupments, claims or counterclaims of any kind. To the extent that any such defenses, set-offs, recoupments, claims or counterclaims against the Secured Party may exist, the Obligated Parties waive and release the Secured Party from same.

         13. RATIFICATION AND REAFFIRMATION OF LOAN DOCUMENTS AND GUARANTY. The Obligated Parties ratify and reaffirm all terms, covenants, conditions and agreements contained in the Loan Documents and the Guaranty. The Debtor further reaffirms

         14. LIMITED EFFECT OF AMENDMENT.

         14.1 All other terms and conditions of the Loan Documents shall remain unchanged and in full force and effect.

         14.2. This Amendment shall not constitute a waiver or modification of any of the Secured Party's rights and remedies or of any of the terms, conditions, warranties, representations, or covenants contained in the Loan Documents, except as specifically set forth above, and the Secured Party hereby reserves all of its rights and remedies pursuant to the Loan Documents and applicable law.

         15. ADDITIONAL EVENT OF DEFAULT UNDER LOAN DOCUMENTS. The failure of the Obligated Parties to satisfy any of the terms and conditions of this Amendment or any breach of any of the terms and conditions herein or of any of the representations or warranties provided herein shall constitute an Event of Default under the Loan Documents and the Guaranty, and the Secured Party shall be entitled to all of its rights and remedies under the Loan Documents, the Guaranty and applicable law.

         16. BINDING EFFECT. This Amendment is binding upon the parties hereto and their respective heirs, administrators, executors, officers, directors, representatives and agents.

         17. GOVERNING LAW; VENUE.

                  17.1 This Amendment and the Loan Documents shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of principles of conflict of laws thereof.

                  17.2 THE OBLIGATED PARTIES AND SECURED PARTY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, THE LOAN DOCUMENTS OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY MAY BE LITIGATED IN THE FEDERAL, STATE OR LOCAL COURTS SITTING IN OR FOR THE COUNTY OF SOMERSET, NEW JERSEY AND HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. The Obligated Parties and Secured Party acknowledge that such courts are convenient forums and waive any defense based upon doctrines of venue or forum non-conveniens or similar rules or doctrines.

         18. COUNTERPARTS. This Amendment and/or any documentation contemplated or required in connection herewith may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be considered one and the same document.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, do hereby execute this Amendment the date and year first above written.

U.S. PLASTIC LUMBER LTD.                    THE EAGLEBROOK GROUP, INC.



By: /s/ JOHN W. POLING                  By: /s/ MICHAEL D. SCHMIDT
   ---------------------------------       ------------------------------------

Print Name: JOHN W. POLING              Print Name: MICHAEL D. SCHMIDT
            ------------------------                ---------------------------

Print Title: CHIEF FINANCIAL OFFICER    Print Title: TREASURER
            ------------------------                ---------------------------

U.S. PLASTIC LUMBER CORP.               SIEMENS FINANCIAL SERVICES, INC.


By: /s/ MICHAEL D. SCHMIDT              By: /s/ PROSIT A. ADAMS
   ---------------------------------       ------------------------------------

Print Name: MICHAEL D. SCHMIDT          Print Name:  PROSIT A. ADAMS
            ------------------------                ---------------------------

Print Title: TREASURER                  Print Title: SENIOR VICE PRESIDENT
            ------------------------                ---------------------------